Ex. 28(h)(2)(d)

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

September 20, 2016

Re: State Street Institutional Investment Trust (the “Institutional Trust”) Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Administration Agreement between SSGA Funds, State Street Master Funds and State Street Institutional Investment Trust (the “Trusts”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Institutional Trust hereby requests that Administrator act as Administrator for the new Fund listed below under the terms of the Agreement. In connection with such request, the Institutional Trust hereby confirms to the Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. The previous Schedule A is hereby deleted and replaced with the attached Schedule A.

New Fund

State Street U.S. Value Spotlight Fund

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:
Name:	Bruce Rosenberg
Title:	Treasurer, Duly Authorized

Agreed and Accepted: SSGA FUNDS MANAGEMENT, INC.

By:
Name:	Ellen M. Needham
Title:	President, Duly Authorized

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Tax Free Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global Equity ex-U.S. Index Fund

State Street Strategic Real Return Fund

State Street Target Retirement 2015 Fund

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement Fund

State Street Disciplined Global Equity Fund (formerly, State Street Global Managed Volatility Fund)

State Street Opportunistic Emerging Markets Equity Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Strategic Real Return Portfolio

State Street Global Equity ex-U.S. Index Portfolio

State Street Clarion Global Infrastructure & MLP Fund

State Street Global Macro Absolute Return Fund

State Street Clarion Global Real Estate Income Fund

State Street Green Bond Fund

State Street ESG Emerging Markets Fund

State Street International Developed Equity Index Fund

State Street Hedged International Developed Equity Index

State Street Macro Absolute Return Bond Fund

State Street Income Allocation Fund

State Street Multi-Asset Real Return Fund

State Street Global Allocation Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street 60 Day Money Market Portfolio

State Street 60 Day Money Market Fund

State Street Cash Reserves Portfolio

State Street Cash Reserves Fund

State Street Institutional Liquid Assets Portfolio

State Street Institutional Liquid Assets Fund

State Street Current Yield Portfolio

State Street Current Yield Fund

State Street Conservative Income Portfolio

State Street Conservative Income Fund

State Street Ultra Short Term Bond Portfolio

State Street Ultra Short Term Bond Fund

State Street Emerging Markets Equity Index Fund

State Street Global Value Spotlight Fund

State Street International Value Spotlight Fund

State Street European Value Spotlight Fund

State Street Asia Pacific Value Spotlight Fund

State Street U.S. Value Spotlight Fund

State Street Disciplined International Equity Fund

State Street Disciplined U.S. Equity Fund

[REDACTED]

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